                                                                      EXHIBIT 19

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                        IMC HOME EQUITY LOAN OWNER TRUST
                       HOME EQUITY LOAN ASSET-BACKED NOTES
                                  SERIES 1998-4
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DISTRIBUTION:          21-Dec-98                                       PAGE # 1




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ORIGINAL          BEGINNING                                                     ENDING             OVER-            ENDING
 NOTE               NOTE         PRINCIPAL      INTEREST        TOTAL           NOTE        COLLATERALIZATION        LOAN
BALANCE            BALANCE      DISTRIBUTION   DISTRIBUTION  DISTRIBUTION      BALANCE            AMOUNT           BALANCE
-------------------------------------------------------------------------------------------------------------------------------

600,000,000.00  550,541,731.97  13,311,067.67  2,475,130.72  15,786,198.39  537,230,664.30     10,730,152.15     547,960,816.45

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FACTOR INFORMATION PER $1,000                                                                     NOTE RATES


==================================================                                       ===========================
  PRINCIPAL           INTEREST         ENDING NOTE                                       INIT NOTE         CURR NOTE
DISTRIBUTION        DISTRIBUTION         BALANCE                                           RATE              RATE
--------------------------------------------------                                       ---------------------------


 22.18511279         4.12521787       895.38444050                                       5.81625%          5.22094%
==================================================                                       ===========================



===================================================================================================================================





                IF THERE ARE ANY QUESTIONS OR PROBLEMS WITH THIS
           STATEMENT, PLEASE CONTACT THE ADMINISTRATOR LISTED BELOW:






                                 THOMAS ROLLAUER
                         THE CHASE MANHATTAN BANK - ASPG
                        450 WEST 33RD STREET, 15TH FLOOR
                            NEW YORK, NEW YORK 10001
                                 (212) 946-3881





(C) COPYRIGHT 1996, THE CHASE MANHATTAN BANK

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                        IMC HOME EQUITY LOAN OWNER TRUST
                       HOME EQUITY LOAN ASSET-BACKED NOTES
                                  SERIES 1998-4
================================================================================



DISTRIBUTION:          21-Dec-98                                       PAGE # 2



SECTION 3.08 (1)          BEGINNING NOTE ACCOUNT BALANCE                                 15,847,550.77


SECTION 3.08 (2)          MONTHLY PAYMENT AMOUNT                                         15,786,198.39


SECTION 3.08 (3)          OVERCOLLATERALIZATION INCREASE AMOUNT                           1,922,127.90


SECTION 3.08 (4)          INSURED PAYMENT                                                         0.00


SECTION 3.08 (7)          REALIZED LOSSES                                                         0.00


SECTION 3.08 (8)          OVERCOLLATERALIZATION REDUCTION AMOUNT                                  0.00


SECTION 3.08 (9)          PRE-FUNDED AMT PREVIOUSLY USED                                103,575,711.89
                          PRE-FUNDED AMT DISTRIBUTED AS PRINCIPAL                                 0.00
                          PRE-FUNDING A/C EARNINGS                                                0.00
                          AMTS TRANSFERRED FROM CAP INT A/C TO NOTE A/C                           0.00
                          AMT TRANSFERRED TO SELLER                                               0.00
                          AMOUNT OF SUBSEQUENT LOANS TRANSFERRED ON 8/7/98*                       0.00
                          * SUBSEQUENT LOANS NOT INCLUDED IN REMITTANCE PERIOD


                                                                                                              PER $1000
SECTION 3.09 (a)(i)       NOTE DISTRIBUTION                                              15,786,198.39            26.31


SECTION 3.09 (a)(ii)      PRINCIPAL DISTRIBUTION
                                             INSTALLMENT PRINCIPAL COLLECTED                300,093.22             0.50
                                             PRINCIPAL PREPAYMENTS                       11,088,846.55            18.48
                                             OVERCOLLATERALIZATION INCREASE AMOUNT        1,922,127.90             3.20
                                             OTHER                                                0.00             0.00



SECTION 3.09 (a)(iv)      CARRYFORWARD AMOUNT                                                     0.00


SECTION 3.09 (a)(v)       INSURED PAYMENT                                                         0.00


SECTION 3.09 (a)(vi)      ENDING AGGREGATE LOAN BALANCE                                 547,960,816.45
                          ENDING NUMBER OF LOANS OUTSTANDING                                     6,094


SECTION 3.09 (a)(vii)     OVERCOLLATERALIZATION AMOUNT                                   10,730,152.15
                          OVERCOLLATERALIZATION DEFICIT                                           0.00


SECTION 3.09 (a)(ix)      SUBSTITUTION AMOUNTS INCLUDED IN DISTRIBUTION                           0.00
                          LOAN PURCHASE PRICE AMTS INCLUDED IN DISTRIBUTION                       0.00


SECTION 3.09 (a)(x)       WEIGHTED AVERAGE COUPON OF THE HOME EQUITY LOANS                    10.2695%


SECTION 3.09 (a)(xii)     WEIGHTED AVERAGE GROSS MARGIN OF THE HOME EQUITY LOANS                   N/A


SECTION 3.09 (a)(xiii)    THREE LARGEST MORTGAGE LOAN BALANCE OUTSTANDING                   657,833.13
                                                                                            492,910.36
                                                                                            491,925.69


SECTION 3.09 (a)(xv)      AVAILABLE FUNDS CAP CARRY FORWARD AMORTIZATION AMOUNT                    0.00
                          AVAILABLE FUNDS CAP CARRY FORWARD  AMOUNT                                0.00

SECTION 3.09 (a)(xvi)     REMAINING PRE-FUNDED AMOUNT                                              0.00




(C) COPYRIGHT 1996, THE CHASE MANHATTAN BANK

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--------------------------------------------------------------------------------
                        IMC HOME EQUITY LOAN OWNER TRUST
                       HOME EQUITY LOAN ASSET-BACKED NOTES
                                  SERIES 1998-4
================================================================================


DISTRIBUTION:                  21-Dec-98                               PAGE # 3





SECTION 3.09 (b)(i)       NUMBER AND AGGREGATE PRINCIPAL BALANCES OF DELINQUENT MORTGAGE LOANS:*

                                  ---------------------------------------------------------------------------------------------

                                   CATEGORY                     COUNT                AGG. PRIN. BAL.                 PERCENTAGE
                                  ---------------------------------------------------------------------------------------------
                                  30-59 DAYS                     314                   24,900,847.81                   4.54%
                                  60-89 DAYS                     107                    8,990,594.01                   1.64%
                                  90 + DAYS                      244                   19,241,364.12                   3.51%
                                  ---------------------------------------------------------------------------------------------

                                  *The number and aggregate principal balances of delinquent mortgage loans includes loans in foreclosure and bankruptcy



SECTION 3.09 (b)(ii)      NUMBER OF LOANS IN FORECLOSURE                                                        225

                          AGGREGATE PRINCIPAL BALANCE OF LOANS IN FORECLOSURE                         18,369,197.31



                          NUMBER OF LOANS IN FORECLOSURE THAT WERE COMMENCED
                          IN THE PRIOR MONTH                                                                     44

                          AGGREGATE PRINCIPAL BALANCE OF LOANS IN FORECLOSURE
                          THAT WERE COMMENCED IN THE PRIOR MONTH                                       4,219,490.94




SECTION 3.09 (b)(iii)     NUMBER OF LOANS IN BANKRUPTCY                                                          45

                          AGGREGATE PRINCIPAL BALANCE OF LOANS IN BANKRUPTCY                           3,625,878.59



SECTION 3.09 (b)(iii)     NUMBER OF LOANS THAT ARE "BALLOON" LOANS                                               12

                          AGG PRIN BALANCE OF LOANS THAT ARE "BALLOON LOANS"                             769,226.83




SECTION 3.09 (b)(iv)      NUMBER OF REO PROPERTIES                                                                3

                          AGGREGATE PRINCIPAL BALANCE OF REO PROPERTIES                                  191,757.26




SECTION 3.09 (b)(v)       BOOK VALUE OF REO PROPERTY                                                     170,550.00




SECTION 3.09 (b)(vi)      CUMULATIVE LOSS PERCENTAGE                                                    0.00000000%

                          CUMULATIVE REALIZED LOSSES                                                           0.00

                          ANNUAL LOSS PERCENTAGE (ROLLING 12 MONTH)                                     0.00000000%



SECTION 3.09 (b)(vii)     90+ DELINQUENCY PERCENTAGE (ROLLING SIX MONTH)                                2.04164544%
                          90+ DELINQUENT LOANS                                                        19,433,121.38

                          THREE MONTH ROLLING AVERAGE DELINQUENCY AMOUNT                              16,298,288.70




(C) COPYRIGHT 1996, THE CHASE MANHATTAN BANK
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